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                                                                       EXHIBIT 5




                                 August 14, 2000


iNTELEFILM Corporation
5501 Excelsior Boulevard
Minneapolis, Minnesota 55416

         RE:      INTELEFILM CORPORATION
                  REGISTRATION STATEMENT ON FORM S-8
                  1994 DIRECTOR STOCK OPTION PLAN

Ladies and Gentlemen:

         In connection with the registration on Form S-8 under the Securities Act of 375,000 additional shares of common stock to be issued under the iNTELEFILM Corporation 1994 Director Stock Option Plan, I have examined such documents and have reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion and, based thereon, I advise you that, in my opinion, when such shares have been issued and sold pursuant to the applicable provisions of the plan and in accordance with the registration statement, such shares will be validly issued, fully paid and nonassessable shares of iNTELEFILM Corporation's common stock.

         I hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

                                              Very truly yours,


                                               /s/ Jill J. Theis
                                              ----------------------------------
                                              Jill J. Theis
                                              Secretary and General Counsel
                                              iNTELEFILM Corporation